UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2017

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

JetPay Corporation (“JetPay” or the “Company”) is saddened to report that Robert B. Palmer, a member of JetPay’s Board of Directors, passed away on May 7, 2017. Mr. Palmer joined the Company’s Board as a founding director in February 2011. Mr. Palmer, an independent director, served as Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating Committee at the time of his passing.

Mr. Palmer worked for CoreStates Financial Corp for 32 years, with titles including Executive Vice President for Retail Banking, Operations and Data Processing, and President and Chief Executive Officer of the Philadelphia National Bank. He also served as Vice Chairman of CoreStates and Chairman of its First Pennsylvania Bank. After retiring from CoreStates, he later served as Vice Chairman of the Asian Bank in Philadelphia. Mr. Palmer served as a board member of VISA, USA, Chairman of The World Affairs Council and International Visitors Council and Vice Chair of the Police Athletic League, all of Philadelphia, and also served on numerous civic boards.

The Company is extremely grateful for Mr. Palmer’s dedication and service to the Company. The Company’s management and Board of Directors extends its sincerest condolences to Mr. Palmer’s family.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following Mr. Palmer’s death, the Audit Committee of the Company has been reduced to two members. As a result, the Company is no longer compliant with Listing Rule 5605(c)(2) of The NASDAQ Stock Market LLC (“Nasdaq”), which requires that an audit committee consist of at least three members, each of whom is independent. In accordance with the Nasdaq Listing Rules, on May 10, 2017, the Company notified Nasdaq of Mr. Palmer’s passing and the resulting non-compliance with Nasdaq Listing Rule 5605(c)(2).

Pursuant to the Nasdaq Listing Rules, the Company has until November 2, 2017 to regain compliance with Listing Rule 5605(c)(2). The Board of Directors intends to identify candidates to replace Mr. Palmer and appoint a new director to the Audit Committee who satisfies the applicable requirements of the Nasdaq Listing Rules prior to the expiration of the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2017

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
	Name:	Gregory M. Krzemien
	Title:	Chief Financial Officer